Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (No. 333-174873) Post-Effective Amendment No. 9 on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated March 31, 2014, relating to our audits of the financial statements appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

Very truly yours,

/s/FGMK, LLC

Bannockburn, IL
November 20, 2014